Exhibit 5.(i)B

On Stinson, Mag & Fizzell letterhead


                                    Facsimile
                                 (816) 691-3495

                                 April 10, 1998



Farmland Industries, Inc.
3315 North Oak Trafficway
Kansas City, Missouri 64116

Ladies and Gentlemen:

            We refer to the Registration Statement on Form S-2 of Farmland Industries, Inc. a Kansas cooperative corporation (the "Company"), filed with the Securities and Exchange Commission (No. 333-49373) for the purpose of registering under the Securities Act of 1933, as amended, 2,000,000 shares of 8% Series A Cumulative Redeemable Preferred Shares (the "Shares") to be offered by certain holders of the Shares (the "Selling Holders").

            We have examined the Restated Certificate of Incorporation of the Company and the Bylaws of the Company as presently in effect, together with such other corporate records, certificates of public officials and other documents as we have deemed relevant to this opinion, including a Form of Certificate of Designation for the Shares dated December 19, 1997, attached as Exhibit 4(i)A of the Registration Statement (the "Certificate of Designations").

            In rendering this opinion, we have assumed the following:

            (a) All action taken by the Board of Directors of the Company in authorizing the issuance and sale of the Shares has been duly and effectively taken;

            (b) The Certificate of Designations has been duly and properly executed by the appropriate officers of the Corporation as authorized by the Board of Directors of the Company; and

            (c) The Shares were sold in the Original Offering as described in the Prospectus.

            Based upon the foregoing and subject to the assumptions set forth herein, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

            We hereby consent to the reference to our firm under the heading "Legal Opinions" in the prospectus which constitutes a part of such Registration Statement. We also consent to the inclusion of the opinion in the Registration Statement as an exhibit thereto.

Very truly yours,

STINSON, MAG & FIZZELL



By ______/s/ RICHARD N. NIXON_____________________

     Richard N. Nixon